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                                                                     Exhibit 4.1

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 Number              Incorporated Under the Laws of                       Shares
                                   Delaware
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                                 U.LINK, INC.


       This Certifies that __________________________________________ is the registered Holder of _________________ Shares of the Capital
       Stock of

                              U.LINK, INC.

       fully-paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereto affixed this _______________ day of __________________
       A.D. 19___.


       ______________________________     _____________________________
                Secretary                           President

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